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                                                                  EXHIBIT 10.4A

                         FOURTH AMENDMENT TO LEASE
	                        (901 Lease)


  This Fourth Amendment to Lease (this "Agreement") is entered into this 27 day of July, 1994, by and between Korry Electronics Co., a Delaware corporation ("Korry") and Houg Family Partnership ("HFP"), a Washington limited partnership.

	                           RECITALS

  a. HFP's predecessor, 901 Dexter Avenue Associates, and Korry's predecessor, Criton Technologies ("CT"), a Delaware general partnership, entered into an industrial lease agreement (the "Original Lease") dated July 17, 1974, under the terms of which CT, as tenant, leased certain property (the "Premises") located at 901 Dexter Avenue North, Seattle, Washington. The Original Lease has been amended by three amendments, dated respectively May 10, 1985 (the "First Amendment"), June 20, 1986 (the "Second Amendment"), and September 1, 1987 (the "Third Amendment"). The Original Lease, as amended by these three amendments, is hereinafter designated as the "Amended Lease."

  b. HFP succeeded to the landlord's interest under the Amended Lease on it acquired title to the Premises on April 17, 1989. Korry succeeded to the lessee's interest under the Amended Lease pursuant to an assignment dated September 27, 1989.

  c. The parties wish to amend the Amended Lease under the terms and conditions set forth below.


	                      TERMS AND CONDITIONS

  1.  Term of Occupancy; Termination.  The Lease term is hereby extended
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to July 31, 2011, and Korry shall have the sole and exclusive right to peaceful and quiet enjoyment of the Premises, and to occupy the Premises without interruption or interference for the entire remainder of the term as extended hereby. However, Korry shall have the right to terminate the Lease at any time by giving written notice to HFP at least two years in advance of the termination date. Korry shall not be liable for any obligations arising under or in connection with the Lease following the date specified as the termination date.

  2.  Notices.  Paragraph 19 of the Original Lease is hereby deleted
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      and replaced by the following:

      a.  Notice Addresses.  Any notice, keys, drawings, or other item
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      or items that may or shall be delivered pursuant to the terms of this Lease shall be delivered to the following addresses:

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	If to Landlord, to the following:

		Houg Family Partnership
		c/o Dr. Andrew Houg
		11066 5th Avenue N.E.
		Seattle, WA  98125

	If to Tenant, to the following:

		Korry Electronics Co.
		901 Dexter Avenue North
		Seattle, WA  98109
		Attn:  Director of Finance

      b.  Form of Notice and Delivery.  Any and all notices shall be in writing
          ----------------------------
      and either delivered by hand or mailed, via certified United States mail, postage prepaid, to the addresses of the respective recipient as set forth above. Delivery shall be deemed complete and effective upon receipt by the addressee or upon the third business day following mailing, whichever shall first occur.

      c.  Covenant to Accept Notice.  Neither party shall refuse or otherwise
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      attempt to avoid delivery of any notice.

      d.  Change of Notice Address.  Either party may change its notice
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      address by giving written notice of a new address in accordance with the foregoing notice provisions.

  3.  Continuation of Unmodified Terms.  Except as modified by this Agreement,
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the terms of the Amended Lease remain in full force and effect.  In the event of conflict or inconsistency between the provisions of the Amended Lease and the provisions of this Agreement, this Agreement will control.

  4.  Binding Effect.  The terms and conditions of this Agreement shall be
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binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

  5.  Entire Agreement.  This Agreement contains the entire understanding
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between and among the undersigned parties in connection with the subject matter addressed herein. It supersedes and replaces any and all prior negotiations, agreements, discussions, representations, statements and promises, whether oral or written. Each party hereby acknowledges that no promise, representation or warranty whatsoever, express or implied, has been made by any other party or agent or attorney of any other party to induce it to execute this document, other than the terms expressly stated in this written Agreement.


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  6.  Construction of this Agreement.
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      a.  This Agreement shall be governed by and construed in
      accordance with the laws of the State of Washington.

      b. The paragraph headings used in this Agreement are inserted for convenience only and are not intended to be a part of this Agreement or to affect its construction.

      c. When used in this Agreement, terms such as "herein," "hereto, " and "hereof" refer to the entire Agreement, and are not limited to any portion or portions hereof.

      d. The language of this Agreement, including without limitation any ambiguities, shall not be construed in favor of any party or against any other party.

      e.  Time is of the essence in this Agreement.

      f. This Agreement is exclusively for the benefit of the undersigned parties, and no intent to benefit any third person or entity shall be inferred, implied, or presumed in construing this Agreement.

  7.  Signing Authority.  Each of the individuals signing below on behalf
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of one of the parties warrants that he is authorized to sign this Agreement on that party's behalf and that his signature binds that party to this Agreement.

  Dated the day and year first set forth above.


   KORRY ELECTRONICS CO.		HOUG FAMILY PARTNERSHIP


by /s/ David Elkins		        by /s/ Andrew Houg
   -------------------                     ------------------
   David Elkins			           Andrew Houg
   President			           Managing General Partner


   ESTERLINE TECHNOLOGIES, INC.


by /s/ R. W. Stevenson
   ---------------------
   R. W. Stevenson - Chief Financial Officer